UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2006 (April 4, 2006)

STERLING BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Texas	0-20750	74-2175590
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2550 North Loop West, Suite 600

Houston, Texas 77092

(Address Of Principal Executive Office and Zip Code)

(713) 466-8300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.04. TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT.

On April 4, 2006, Sterling Bancshares, Inc. (the “Company”), pursuant to the provisions of the Indenture dated as of March 21, 2001 (the “Indenture”) between the Company and Bankers Trust Company (now known as “Deutsche Bank Trust Company Americas”) (the “Trustee”), as supplemented by the First Supplemental Indenture dated as of March 21, 2001 (the “First Supplemental Indenture”) between the Company and the Trustee, gave notice to the Trustee of the Company’s intention to prepay on May 8, 2006 all $29,639,175 aggregate principal amount of the 9.20% Junior Subordinated Deferrable Interest Debentures due March 21, 2031 (the “Debentures”) held by Sterling Bancshares Capital Trust II (the “Trust”). The prepayment price is 100% of the $29,639,175 aggregate principal amount of the Debentures plus approximately $280,255 in aggregate unpaid interest. The Indenture and First Supplemental Indenture were entered into by the Company in connection with the issuance of the Debentures and set forth the terms of the Debentures including, but not limited to, the terms related to the issuance and prepayment thereof, the payment, or deferral, of interest thereon, and the events constituting an event of default thereunder.

In accordance with the Amended and Restated Declaration of Trust dated March 21, 2001 among the Company, the Trustee, as property trustee, Bankers Trust (Delaware) (now known as “Deutsche Bank Trust (Delaware)”), as Delaware trustee, and the administrative trustees named therein (the “Declaration”) relating to the 9.20% Cumulative Trust Preferred Securities (the “Preferred Securities”) issued by Sterling Bancshares Capital Trust II (the “Trust”), the prepayment of the Debentures will result in the redemption on May 8, 2006 of all of the 1,150,000 Preferred Securities issued by the Trust at the redemption price of $25.00 per Preferred Security, plus approximately $271,847 in accrued and unpaid distributions to the date of redemption, and all of the 35,567 outstanding 9.20% Common Securities (the “Common Securities”) issued by the Trust at the redemption price of $25.00 per Common Security, plus approximately $8,408 in accrued and unpaid distributions to the date of redemption. The Common Securities are owned by the Company. The Declaration was entered into by the Trust and the Company in connection with the issuance of the Preferred Securities and Common Securities and sets forth the terms of such trust securities including, but not limited to, the terms related to the issuance and redemption thereof, the payment, or deferral, of distributions thereon, and the events constituting an event of default thereunder.

Following the prepayment of the Debentures and the redemption of the Preferred Securities and Common Securities, the Company’s capital ratios will continue to comply with all applicable regulatory capital requirements and the capital ratios of the Company’s wholly-owned bank subsidiary, Sterling Bank, will continue to be “well capitalized” for regulatory purposes.

ITEM 7.01. REGULATION FD DISCLOSURE.

On April 6, 2006, the Company issued a press release announcing its intention to prepay the Debentures and to redeem the Preferred Securities and Common Securities. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press Release dated April 6, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 6, 2006	STERLING BANCSHARES, INC.

	By:	/s/ James W. Goolsby, Jr.
James W. Goolsby, Jr.
Executive Vice President and
General Counsel

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press Release dated April 6, 2006.